Exhibit 99.1

Fluor Corporation	Brian Mershon / Brett Turner
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7621 / 864-281-6976 tel

469.398.7000 main tel	Geoff Telfer / Jason Landkamer
Investor Relations
469.398.7070 / 469.398.7222 tel

News Release

FLUOR REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

•                  2017 NEW AWARDS OF $12.6 BILLION; ENDING BACKLOG OF $31 BILLION

•                  2018 GUIDANCE OF $3.10 TO $3.50 PER DILUTED SHARE

IRVING, TEXAS — February 20, 2018 — Fluor Corporation (NYSE: FLR) today announced financial results for its fiscal year ended December 31, 2017. Including the impact of recently enacted U.S. tax reform legislation, earnings attributable to Fluor in 2017 were $191 million, or $1.36 per diluted share. Excluding these one-time tax effects of $37 million, or $0.27 per diluted share, earnings attributable to Fluor were $228 million or $1.63 per diluted share. This compared to 2016 earnings of $281 million, or $2.00 per diluted share. Consolidated segment profit for the year was $545 million, compared to $744 million a year ago. Revenue of $19.5 billion in 2017 compares to $19.0 billion in the prior year. Full year new awards were $12.6 billion, including $5.4 billion in Energy, Chemicals & Mining, $2.6 billion in Industrial, Infrastructure & Power, $2.6 billion in Government and $2.0 billion in Diversified Services. Consolidated backlog at year-end was $31 billion.

“Over the past year, we continued strengthening our integrated solutions offering, maintaining a cost-efficient organization and developing predictive analytics and other tools to enhance our project execution capability,” said David Seaton, Fluor chairman and chief executive officer. “As we go into 2018, these actions should serve us well with clients across the diverse markets we serve expressing increased optimism in pursuing advantaged projects.”

Corporate G&A expense for 2017 was $192 million, compared with $191 million a year ago. Expenses for the year were impacted by foreign currency exchange losses. Fluor’s cash and marketable securities at the end of the year was $2.1 billion. During 2017, the company generated $602 million in cash flow from operating activities and paid out $118 million in dividends.

Fourth Quarter Results

Earnings for the fourth quarter of 2017 were $60 million, or $0.43 per diluted share. Excluding the tax effects of $37 million, or $0.27 per diluted share, the company’s net profit was $97 million, or $0.70 per diluted share. Results for the quarter include an after-tax charge of $45 million, or $0.32 per diluted share, for estimated cost increases on a downstream project and a power project. Earnings for the fourth quarter of 2016 were $70 million, or $0.50 per diluted share. Segment profit for the fourth quarter of 2017 was $194 million, down from $249 million a year ago. Corporate G&A expenses in the fourth quarter of 2017 were $54 million, compared with $56 million a year ago. Revenue for the quarter was $5.0 billion and new awards were $3.2 billion.

Outlook

For 2018, the Company is establishing its initial EPS guidance at a range of $3.10 to $3.50 per diluted share. Guidance for 2018 assumes an increase in oil and gas, mining and infrastructure opportunities, and reflects the new revenue recognition standard and our current interpretation of recently enacted tax reform legislation in the United States. Based on our current interpretation and analysis, we expect the benefit of the new revenue recognition standard and U.S. tax reform will be approximately $0.75 to $0.95 per diluted share, a majority of which can be attributed to the new revenue recognition standard.

Business Segments

Fluor’s Energy, Chemicals & Mining segment reported segment profit of $455 million, compared to a segment profit of $401 million in 2016.  Results for the year include a $44 million revision related to estimated cost increases on a downstream project. Revenue for 2017 was $9.4 billion, down from $9.8 billion in the previous year, primarily due to the completion of certain chemicals projects. Full year new awards in 2017 totaled $5.4 billion, compared to $8.4 billion in 2016. In the fourth quarter, the segment booked new awards of $1.1 billion, including an offshore project in the North Sea. Ending backlog was $17.0 billion compared to $21.8 billion a year ago.

The Industrial, Infrastructure & Power segment reported segment loss of $171 million, compared to segment profit of $136 million in 2016.  Segment profit for 2017 included charges of $260 million related to estimated cost increases on three power projects. Revenue for 2017 increased to $4.4 billion from $4.1 billion a year ago.

New awards in 2017 totaled $2.6 billion compared to $6.2 billion in 2016. New awards in the fourth quarter were $483 million including a contract for the Greenline light-rail extension project in Massachusetts. Year-end backlog was $7.7 billion, compared to $15.1 billion a year ago. Ending backlog reflects the removal of two nuclear power plant projects.

The Government group reported segment profit of $128 million, up 50 percent from $85 million a year ago. Revenue for 2017 was $3.2 billion, compared to $2.7 billion a year ago. New awards totaled $2.6 billion for the year, compared to $4.6 billion in 2016. Fourth quarter 2017 new awards were $1.1 billion including two task order awards with the U.S. Army Corps of Engineers to restore power in Puerto Rico. Ending backlog was $3.8 billion, compared to $5.2 billion a year ago.

The Diversified Services segment reported segment profit of $134 million in 2017, compared to $122 million a year ago. Revenue for the year was $2.5 billion, even with a year ago. Full year new awards in 2017 totaled $2.0 billion compared to $1.8 billion in 2016. New awards in the fourth quarter were $568 million and ending backlog was $2.5 billion, compared to $2.9 billion a year ago.

Fourth Quarter and Year-End Conference Call

Fluor will host a conference call at 5:30 p.m. Eastern time on Tuesday, February 20, which will be webcast live on the Internet and can be accessed by logging onto http://investor.fluor.com. A supplemental slide presentation will be available shortly before the call begins. The webcast and presentation will be archived for 30 days following the call.

Non-GAAP Financial Measures

This press release contains a discussion of consolidated segment profit that would be deemed a non-GAAP financial measure under SEC rules. Segment profit is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests excluding: corporate general and administrative expense; interest expense; interest income; domestic and foreign income taxes; and other non-operating income and expense items. The company believes that consolidated segment profit provides a meaningful perspective on its business results as it is the aggregation of individual segment profit measures that the company utilizes to evaluate and manage its business performance. A reconciliation of this measure to earnings (loss) before taxes is included in the press release tables. In addition, this press release contains a discussion of earnings and diluted earnings per share, excluding the effects of recently enacted tax reform legislation, that would be deemed non-GAAP financial measures.  The company believes the exclusion of the tax impact allows investors to evaluate the company’s ongoing earnings and to make meaningful period-over-period comparisons.

About Fluor Corporation

Fluor Corporation (NYSE: FLR) is a global engineering, procurement, fabrication, construction and maintenance company that designs, builds and maintains capital-efficient facilities for its clients on six continents. For more than a century, Fluor has served its clients by delivering innovative and integrated solutions across the globe. With headquarters in Irving, Texas, Fluor ranks 149 on the FORTUNE 500 list with revenue of $19.5 billion in 2017 and has more than 56,000 employees worldwide. For more information, please visit www.fluor.com or follow Fluor on social media at Twitter, LinkedIn and YouTube.

Forward-Looking Statements: This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management “believes,” “expects,” is “positioned” or other similar expressions). These forward-looking statements, including statements relating to future growth, backlog, earnings and the outlook for the Company’s business are based on current management expectations and involve risks and uncertainties. Actual results may differ materially as a result of a number of factors, including, among other things, the cyclical nature of many of the markets the Company serves, including the Company’s Energy, Chemicals & Mining  segment; the Company’s failure to receive new contract awards; the Company’s failure to meet cost and schedule estimates; cost overruns, project delays or other problems arising from project execution activities; intense competition in the industries in which we operate; failure of our joint venture or other partners, suppliers or subcontractors to perform their obligations; failure to obtain favorable results in existing or future litigation or dispute resolution proceedings or claims; cyber-security breaches; foreign economic and political uncertainties; client cancellations of, or scope adjustments to, existing contracts;  client delays or defaults in making payments;  risks or uncertainties associated with events outside of our control, including weather conditions; the Company’s failure, or the failure of our agents or partners, to comply with laws; the potential impact of certain tax matters; possible information technology interruptions or inability to protect intellectual property; new or changing legal requirements, including those relating to environmental, health and safety matters; liabilities associated with the performance of nuclear services; foreign currency risks; the availability of credit and restrictions imposed by credit facilities, both for the Company and our clients, suppliers, subcontractors or other partners; failure to maintain safe worksites and international security risks; the inability to hire and retain qualified personnel; possible limitations on bonding or letter of credit capacity; risks or uncertainties associated with acquisitions, dispositions and investments; risks arising from the inability to successfully integrate acquired businesses; the use of estimates and assumptions in preparing our financial statements; and the Company’s ability to secure appropriate insurance. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

Additional information concerning these and other factors can be found in the Company’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K filed on February 20, 2018. Such filings are available either publicly or upon request from Fluor’s Investor Relations Department: (469) 398-7070. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

FLUOR CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(in millions, except per share amounts)

Unaudited

CONSOLIDATED OPERATING RESULTS

THREE MONTHS ENDED DECEMBER 31	2017	2016
Revenue	$5,027.4	$4,989.6
Cost and expenses:
Cost of revenue	4,812.4	4,740.5
Corporate general and administrative expense	54.0	56.2
Interest expense, net	9.5	14.2
Total cost and expenses	4,875.9	4,810.9
Earnings before taxes	151.5	178.7
Income tax expense	70.7	107.7
Net earnings	80.8	71.0
Less: Net earnings attributable to noncontrolling interests	20.5	0.5
Net earnings attributable to Fluor Corporation	$60.3	$70.5

Basic earnings per share
Net earnings	$0.43	$0.51
Weighted average shares	139.9	139.3
Diluted earnings per share
Net earnings	$0.43	$0.50
Weighted average shares	141.0	141.1

New awards	$3,234.5	$2,824.5
Backlog	$30,915.4	$45,011.9
Work performed	$4,903.6	$4,881.5

FLUOR CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(in millions, except per share amounts)

Unaudited

CONSOLIDATED OPERATING RESULTS

YEAR ENDED DECEMBER 31	2017	2016
Revenue	$19,521.0	$19,036.5
Cost and expenses:
Cost of revenue	18,902.5	18,246.2
Corporate general and administrative expense	192.2	191.1
Interest expense, net	39.9	52.6
Total cost and expenses	19,134.6	18,489.9
Earnings before taxes	386.4	546.6
Income tax expense	121.9	219.2
Net earnings	264.5	327.4
Less: Net earnings attributable to noncontrolling interests	73.1	46.0
Net earnings attributable to Fluor Corporation	$191.4	$281.4

Basic earnings per share
Net earnings	$1.37	$2.02
Weighted average shares	139.8	139.2
Diluted earnings per share
Net earnings	$1.36	$2.00
Weighted average shares	140.9	140.9

New awards	$12,565.6	$20,959.2
Backlog	$30,915.4	$45,011.9
Work performed	$19,065.9	$18,612.2

FLUOR CORPORATION

Unaudited

BUSINESS SEGMENT FINANCIAL REVIEW AND U.S. GAAP RECONCILIATION

($ in millions)

THREE MONTHS ENDED DECEMBER 31	2017		2016
Revenue
Energy, Chemicals & Mining	$2,357.7		$2,509.1
Industrial, Infrastructure & Power	1,002.9		1,122.9
Government	957.3		694.9
Diversified Services	709.5		662.7
Total revenue	$5,027.4		$4,989.6

Segment profit (loss) $ and margin % (2)
Energy, Chemicals & Mining	$135.5	5.7%	$153.7	6.1%
Industrial, Infrastructure & Power (1)	(29.3)	(2.9)%	44.1	3.9%
Government	49.0	5.1%	19.6	2.8%
Diversified Services	39.3	5.5%	31.2	4.7%
Total segment profit $ and margin %	$194.5	3.9%	$248.6	5.0%

Corporate general and administrative expense	(54.0)		(56.2)
Interest expense, net	(9.5)		(14.2)
Earnings attributable to noncontrolling interests	20.5		0.5
Earnings before taxes	$151.5		$178.7

YEAR ENDED DECEMBER 31	2017		2016
Revenue
Energy, Chemicals & Mining	$9,376.7		$9,754.2
Industrial, Infrastructure & Power	4,367.5		4,094.5
Government	3,232.7		2,720.0
Diversified Services	2,544.1		2,467.8
Total revenue	$19,521.0		$19,036.5

Segment profit (loss) $ and margin % (2)
Energy, Chemicals & Mining	$454.7	4.8%	$401.5	4.1%
Industrial, Infrastructure & Power (1)	(170.8)	(3.9)%	135.8	3.3%
Government	127.9	4.0%	85.1	3.1%
Diversified Services	133.6	5.3%	121.9	4.9%
Total segment profit $ and margin %	$545.4	2.8%	$744.3	3.9%

Corporate general and administrative expense	(192.2)		(191.1)
Interest expense, net	(39.9)		(52.6)
Earnings attributable to noncontrolling interests	73.1		46.0
Earnings before taxes	$386.4		$546.6

(1) Includes research and development expenses associated with NuScale totaling $22 million for both the three months ended December 31, 2017 and 2016, and $76 million and $92 million for the years ended December 31, 2017 and 2016, respectively.

(2) Segment profit margin % is calculated as segment profit divided by segment revenue.

FLUOR CORPORATION

Unaudited

SELECTED BALANCE SHEET ITEMS

($ in millions)

	DECEMBER 31,	DECEMBER 31,
	2017	2016
Cash and marketable securities, including noncurrent	$2,078.8	$2,105.0
Total current assets	5,601.3	5,610.3
Total assets	9,327.7	9,216.4
Total short-term debt	27.4	82.2
Total current liabilities	3,574.2	3,816.0
Long-term debt	1,591.6	1,517.9
Shareholders’ equity	3,342.3	3,125.2

SELECTED CASH FLOW ITEMS

($ in millions)

YEAR ENDED DECEMBER 31	2017	2016

Cash provided by operating activities	$602.0	$705.9

Investing activities
Net (purchases) sales and maturities of marketable securities	(21.0)	162.1
Capital expenditures	(283.1)	(235.9)
Proceeds from disposal of property, plant and equipment	96.1	81.1
Investments in partnerships and joint ventures	(273.1)	(518.2)
Acquisitions, net of cash acquired	—	(240.7)
Other items	(3.2)	10.2
Cash utilized by investing activities	(484.3)	(741.4)

Financing activities
Repurchase of common stock	—	(9.7)
Dividends paid	(118.0)	(118.0)
Proceeds from issuance of 1.75% Senior Notes	—	552.9
Debt issuance costs	—	(3.5)
Repayment of Stork Notes and other borrowings	—	(333.7)
Borrowings under revolving lines of credit	—	882.1
Repayment of borrowings under revolving lines of credit	(53.5)	(917.0)
Distributions paid to noncontrolling interests, net of capital contributions	(40.8)	(48.8)
Other Items	(3.2)	(14.7)
Cash utilized by financing activities	(215.5)	(10.4)

Effect of exchange rate changes on cash	51.4	(53.6)

Decrease in cash and cash equivalents	$(46.4)	$(99.5)

Depreciation	$206.1	$211.1

FLUOR CORPORATION

Supplemental Fact Sheet

Unaudited

NEW AWARDS

($ in millions)

THREE MONTHS ENDED DECEMBER 31	2017		2016

Energy, Chemicals & Mining	$1,131	35%	$1,027	36%
Industrial, Infrastructure & Power	483	15%	1,339	47%
Government	1,053	32%	101	4%
Diversified Services	568	18%	357	13%
Total new awards	$3,235	100%	$2,824	100%

YEAR ENDED DECEMBER 31	2017		2016

Energy, Chemicals & Mining	$5,431	43%	$8,422	40%
Industrial, Infrastructure & Power	2,559	20%	6,200	30%
Government	2,569	21%	4,562	22%
Diversified Services	2,007	16%	1,775	8%
Total new awards	$12,566	100%	$20,959	100%

BACKLOG TRENDS

($ in millions)

AS OF DECEMBER 31	2017		2016

Energy, Chemicals & Mining	$16,997	55%	$21,831	48%
Industrial, Infrastructure & Power	7,696	25%	15,115	34%
Government	3,771	12%	5,194	12%
Diversified Services	2,451	8%	2,872	6%
Total backlog	$30,915	100%	$45,012	100%

United States	$12,908	42%	$23,188	52%
The Americas (excluding the United States)	2,923	10%	3,135	7%
Europe, Africa and the Middle East	13,420	43%	16,732	37%
Asia Pacific (including Australia)	1,664	5%	1,957	4%
Total backlog	$30,915	100%	$45,012	100%